Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EKIMAS CORPORATION", CHANGING ITS NAME FROM "EKIMAS CORPORATION" TO "NORDICUS PARTNERS CORPORATION", FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 2023, AT 5:05 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4446327 8100
SR# 20231916848

Authentication: 203341315
Date: 05-13-23

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of EKIMAS Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is Nordicus Partners Corporation (the "Corporation").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 9th day of May, 2023.

By: DocuSigned by: Bennett Yankowitz 2B10A3581C6C4E0...
Authorized Officer

Title: Chief Financial Officer

Name: Bennett J. Yankowitz
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 05/09/2023
FILED 05:05 PM 05/09/2023
SR 20231916848 - File Number 4446327